EXECUTION COPY
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                         COEUR D'ALENE MINES CORPORATION

                                    as Issuer
                              --------------------


       13-3/8% Convertible Senior Subordinated Notes Due December 31, 2003

                              --------------------


                                    INDENTURE

                           Dated as of August 1, 2001





                              THE BANK OF NEW YORK

                                   as Trustee












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                                TABLE OF CONTENTS
                                                                            Page


ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE..........................1

     Section 1.1     Definitions..............................................1
     Section 1.2     Other Definitions........................................7
     Section 1.3     Incorporation by Reference of Trust Indenture Act........7
     Section 1.4     Rules of Construction....................................8

ARTICLE II THE SECURITIES.....................................................8

     Section 2.1     Form and Dating..........................................8
     Section 2.2     Execution and Authentication.............................9
     Section 2.3     Registrar, Paying Agent and Conversion Agent............10
     Section 2.4     Paying Agent to Hold Money in Trust.....................10
     Section 2.5     Noteholder Lists........................................10
     Section 2.6     Transfer and Exchange...................................11
     Section 2.7     Replacement Securities..................................11
     Section 2.8     Outstanding Securities..................................12
     Section 2.9     Treasury Securities.....................................12
     Section 2.10    Temporary Securities....................................13
     Section 2.11    Cancellation............................................13
     Section 2.12    Transfer of Interests in Global Securities..............13
     Section 2.13    Defaulted Interest......................................13

ARTICLE III REDEMPTION AND REPURCHASE........................................13

     Section 3.1     Notices to Trustee......................................13
     Section 3.2     Selection of Securities to be Redeemed..................13
     Section 3.3     Notice of Redemption....................................14
     Section 3.4     Effect of Notice of Redemption..........................15
     Section 3.5     Deposit of Redemption Price.............................15
     Section 3.6     Securities Redeemed in Part.............................15
     Section 3.7     Optional Redemption.....................................15
     Section 3.8     Designated Event Offer..................................15

ARTICLE IV COVENANTS.........................................................17

     Section 4.1     Payment of Securities...................................17
     Section 4.2     SEC Reports.............................................17
     Section 4.3     Compliance Certificate..................................17
     Section 4.4     Stay, Extension and Usury Laws..........................18
     Section 4.5     Corporate Existence.....................................18
     Section 4.6     Taxes...................................................19
     Section 4.7     Designated Event........................................19
     Section 4.8     Stockholder Rights Plan.................................19

ARTICLE V CONVERSION.........................................................19

     Section 5.1     Conversion Privilege....................................19

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     Section 5.2     Conversion Procedure....................................20
     Section 5.3     Fractional Shares.......................................21
     Section 5.4     Taxes on Conversion.....................................21
     Section 5.5     Company to Provide Stock................................21
     Section 5.6     Adjustment of Conversion Price..........................21
     Section 5.7     No Adjustment...........................................24
     Section 5.8     Other Adjustments.......................................24
     Section 5.9     Adjustments for Tax Purposes............................25
     Section 5.10    Adjustments by the Company..............................25
     Section 5.11    Notice of Adjustment....................................25
     Section 5.12    Notice of Certain Transactions..........................25
     Section 5.13    Effect of Reclassifications, Consolidations, Mergers
                     or Sales on Conversion Privilege........................25
     Section 5.14    Trustee's Disclaimer....................................26
     Section 5.15    Automatic Conversion by the Company.....................27
     Section 5.16    Voluntary Conversion by Holders.........................28

ARTICLE VI SUBORDINATION.....................................................29

     Section 6.1     Agreement to Subordinate................................29
     Section 6.2     No Payment on Securities if Senior Debt in Default......30
     Section 6.3     Distribution on Acceleration of Securities; Dissolution
                     and Reorganization; Subrogation of Securities...........31
     Section 6.4     Reliance by Senior Debt on Subordination Provisions.....33
     Section 6.5     No Waiver of Subordination Provisions...................34
     Section 6.6     Trustee's Relation to Senior Debt.......................34
     Section 6.7     Other Provisions Subject Hereto.........................35
     Section 6.8     Certain Conversions, Interest Payments and Repurchases
                     in Common Stock Deemed Payment..........................35

ARTICLE VII SUCCESSORS.......................................................35

     Section 7.1     Merger, Consolidation or Sale of Assets.................35
     Section 7.2     Successor Corporation Substituted.......................36

ARTICLE VIII DEFAULTS AND REMEDIES...........................................36

     Section 8.1     Events of Default.......................................36
     Section 8.2     Acceleration............................................38
     Section 8.3     Other Remedies..........................................38
     Section 8.4     Waiver of Past Defaults.................................38
     Section 8.5     Control by Majority.....................................38
     Section 8.6     Limitation on Suits.....................................38
     Section 8.7     Rights of Noteholders to Receive Payment................39
     Section 8.8     Collection Suit by Trustee..............................39
     Section 8.9     Trustee May File Proofs of Claim........................39
     Section 8.10    Priorities..............................................39
     Section 8.11    Undertaking for Costs...................................40

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ARTICLE IX TRUSTEE...........................................................40

     Section 9.1     Duties of Trustee.......................................40
     Section 9.2     Rights of Trustee.......................................41
     Section 9.3     Individual Rights of Trustee............................42
     Section 9.4     Trustee's Disclaimer....................................42
     Section 9.5     Notice of Defaults......................................42
     Section 9.6     Reports by Trustee to Noteholders.......................42
     Section 9.7     Compensation and Indemnity..............................43
     Section 9.8     Replacement of Trustee..................................43
     Section 9.9     Successor Trustee by Merger, Etc........................44
     Section 9.10    Eligibility; Disqualification...........................44
     Section 9.11    Preferential Collection of Claims Against Company.......45
     Section 9.12    Sections Applicable to Registrar, Paying Agent and
                     Conversion Agent........................................45

ARTICLE X DISCHARGE OF INDENTURE.............................................45

     Section 10.1    Termination of Company's Obligations....................45
     Section 10.2    Repayment to Company....................................45

ARTICLE XI AMENDMENTS, SUPPLEMENTS AND WAIVERS...............................45

     Section 11.1    Without Consent of Noteholders..........................45
     Section 11.2    With Consent of Noteholders.............................46
     Section 11.3    Compliance with Trust Indenture Act.....................47
     Section 11.4    Revocation and Effect of Consents.......................47
     Section 11.5    Notation on or Exchange of Securities...................48
     Section 11.6    Trustee Protected.......................................48

ARTICLE XII MISCELLANEOUS....................................................48

     Section 12.1    Trust Indenture Act Controls............................48
     Section 12.2    Notices.................................................48
     Section 12.3    Communication by Noteholders with Other Noteholders.....48
     Section 12.4    Certificate and Opinion as to Conditions Precedent......49
     Section 12.5    Statements Required in Certificate or Opinion...........49
     Section 12.6    Rules by Trustee and Agents.............................49
     Section 12.7    Legal Holidays..........................................49
     Section 12.8    No Recourse Against Others..............................49
     Section 12.9    Counterparts............................................49
     Section 12.10   Variable Provisions.....................................50
     Section 12.11   GOVERNING LAW...........................................50
     Section 12.12   No Adverse Interpretation of Other Agreements...........50
     Section 12.13   Successors..............................................51
     Section 12.14   Severability............................................51
     Section 12.15   Table of Contents Headings, Etc.........................51
     Section 12.16   WAIVER OF JURY TRIAL....................................51
     Section 12.17   Jurisdiction............................................51

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     Exhibit A - Form of Convertible Senior Subordinated Note


                                       v
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     INDENTURE dated as of August 1, 2001 between Coeur d'Alene Mines
Corporation, an Idaho corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's 13-3/8% Convertible Senior Subordinated Notes due December 31, 2003 (the "Securities"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1 Definitions.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

     "Board Resolution" means a duly authorized resolution of the Board of Directors.

     "Business Day" means any day that is not a Legal Holiday.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of equity interests in any entity, including, without limitation, corporate stock and partnership interests.

     "Change of Control" means any event where: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company ("Voting Stock"), (ii) the Company consolidates with or merges into any other corporation, or any other corporation merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or security, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (iii) the Company conveys, transfers or leases all or substantially all of its assets (other than to a wholly-owned subsidiary of the Company) or (iv) any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided, that a Change of Control shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

     "Common Stock" means the common stock of the Company as the same exists at the date of the execution of this Indenture or as such stock may be constituted from time to time.

     "Company" means the party named as such above until a successor replaces it in accordance with Article VII and thereafter means the successor.

     "Company Order" or "Company Request" means a written order or request signed in the name of the Company by any two Officers.

     "Continuing Directors" means as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

     "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration - Global Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

     "Custodian" means The Bank of New York, as custodian with respect to the Global Securities, or any successor entity thereto.

     "Daily Market Price" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the last reported sale price regular way of the Common Stock as reported on the NYSE, or if the Common Stock is not then listed on the NYSE, as reported on such national securities exchange upon which the Common Stock is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if the Common Stock is not listed on the NYSE or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

     "Dealer Manager Agreement" means that certain Dealer Manager Agreement relating to the Securities dated as of June 29, 2001 between the Company and RSCO.

     "Default" means any event that is, or with the passage of time or the giving of notice or both, would be an Event of Default.

     "Depositary" means The Depository Trust Company, its nominees and their respective successors.

     "Designated Event" means the occurrence of a Change of Control or a Termination of Trading.

     "Designated Senior Debt" means all Senior Debt which, at the date of determination, has an aggregate principal amount outstanding of, or commitments to lend up to, at least $10 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture (provided, that such instrument may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

     "Excess Payment" means the excess of (a) the aggregate of the cash and fair market value of other consideration paid by the Company or any of its Subsidiaries with respect to the shares acquired in a tender offer or other negotiated transaction over (b) the Daily Market Price of such acquired shares on the Trading Day immediately after giving effect to the completion of such tender offer or other negotiated transaction.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Debentures" means the Company's 6% Convertible Subordinated Debentures due June 10, 2002, 6-3/8% Convertible Subordinated Debentures due January 31, 2004 and 7 1/4% Convertible Subordinated Debentures due October 31, 2005.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.

     "Global Securities" means a permanent global note that contains the Global Securities Legend referred to in the form of Security and Schedule A attached thereto, as attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.


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

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of such person (i)(a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of such person which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) which provides that such person is contractually obligated to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances, (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed or Guaranteed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, and (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below, assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, Guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

     "Indenture" means this Indenture, as amended from time to time.

     "Issuance Date" means the date on which the Securities are first authenticated and issued.

     "Material Subsidiary" means any Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

     "Maturity" when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided.

     "Noteholder" or "holder" means a person in whose name a Security is registered.

     "NYSE" means the New York Stock Exchange.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.


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

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company. See Sections 12.4 and 12.5 hereof.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.4 and 12.5 hereof.

     "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Placement Agreement" means that certain Placement Agreement relating to the Securities dated as of June 29, 2001 between the Company and RSCO.

     "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Debt.

     "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "RSCO" means Robertson Stephens, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Company's 13-3/8% Convertible Senior Subordinated Notes due December 31, 2003 issued, authenticated and delivered under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means the principal of, interest on, fees costs and expenses in connection with and other amounts due on Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or Guaranteed by the Company, unless, in the instrument creating or evidencing or pursuant to which such Indebtedness is outstanding, it is expressly provided that such Indebtedness is not senior in right of payment to the Securities. Senior Debt includes, with respect to the obligations described above, interest accruing, pursuant to the terms of such Senior Debt, on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not post-filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include: (a) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods, services or materials purchased in the ordinary course of business; (b) Indebtedness of the Company to a Subsidiary of the Company; or (c) the Securities or the Existing Debentures. For the purposes of this definition of Senior Debt under this Indenture, it is the intent of the parties hereto that the Securities issued under this Indenture be "Senior Debt" (as defined under that certain Indenture, dated June 10, 1987 between the Company and Citibank, N.A., that certain Indenture, dated January 26, 1994 between the Company and Bankers Trust Company, and that certain Indenture, dated October 15, 1997 between the Company and Bankers Trust Company (together, the "Existing Debentures Indentures")) for purposes of the Existing Debentures Indentures and the Existing Debentures, and in furtherance thereof, the parties hereto agree that nothing contained in this Indenture or in the definition of Senior Debt under this Indenture is meant to or shall be construed to expressly provide that the Securities issued under this Indenture are not superior to the Existing Debentures.

     "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any person or one or more of the other Subsidiaries of that person or a combination thereof.

     "Termination of Trading" means an event where the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

     "Trading Day" shall mean (A) if the applicable security is listed or admitted for trading on the NYSE or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business, (B) if the applicable security is quoted on the NYSE, a day on which trades may be made thereon or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.


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

     Section 1.2 Other Definitions.

                                                         DEFINED IN
                   TERM                                  SECTION
     "Additional Interest"                               5.15
     "Additional Voluntary Conversion Interest"          5.16
     "Agent Members"                                     2.1
     "Automatic Conversion"                              5.15
     "Automatic Conversion Date"                         5.15
     "Automatic Conversion Notice"                       5.15
     "Bankruptcy Law"                                    8.1
     "Bankruptcy Custodian"                              8.1
     "Commencement Date"                                 3.8
     "Conversion Agent"                                  2.3
     "Conversion Date"                                   5.2
     "Conversion Price"                                  5.1
     "Conversion Shares"                                 5.6
     "current market price"                              5.6
     "Designated Event Offer"                            4.7
     "Designated Event Payment"                          3.8
     "Designated Event Payment Date"                     3.8
     "Distribution Date"                                 5.6
     "Distribution Record Date"                          5.6
     "Event of Default"                                  8.1
     "Legal Holiday"                                     12.7
     "Notice of Default"                                 8.1
     "Officer"                                           12.10
     "Paying Agent"                                      2.3
     "Payment Blockage Notice"                           6.2
     "Payment Blockage Period"                           6.2
     "Payment Default"                                   8.1
     "Purchase Date"                                     5.6
     "Registrar"                                         2.3
     "Rights"                                            5.6
     "Tender Period"                                     3.8

     Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Securities;

     "indenture security holder" means a Noteholder;

     "indenture to be qualified" means this Indenture;


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

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Securities means the Company or any other obligor on the Securities.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     Section 1.4 Rules of Construction. Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

     (c) references to "GAAP" shall mean GAAP in effect as of the time when and for the period as to which such accounting principles are to be applied;

     (d) "or" is not exclusive;

     (e) words in the singular include the plural, and words in the plural include the singular; and

     (f) provisions apply to successive events and transactions.

                                   ARTICLE II

                                 THE SECURITIES

     Section 2.1 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Exhibit A are part of the terms of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (a) Global Securities. Securities shall be issued initially in the form of one or more Global Securities in definitive, fully registered form without interest coupons, which shall be deposited on behalf of the holders of the Securities represented thereby with the Trustee, at its office at 101 Barclay Street, Floor 21West, New York, NY 10286, Attention: Corporate Trust Administration - Global Finance Unit, as Custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.6 hereof.

     (b) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary or nominee of the Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the Custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     (c) Certificated Securities. Except as provided in Section 2.6(b), owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

     Section 2.2 Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     Upon a written order of the Company signed by two Officers, the Trustee shall authenticate the Securities for original issue up to an aggregate principal amount of $100,000,000. The aggregate principal amount of Securities outstanding at any time shall not exceed such amount except as provided in
Section 2.7.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

     Section 2.3 Registrar, Paying Agent and Conversion Agent. The Company shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where Securities may be presented for payment ("Paying Agent") and (iii) an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine; provided that no such designation shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, State of New York, for such purposes. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice to any Noteholder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar, co-registrar or Conversion Agent. The Company initially appoints the Trustee as Paying Agent, Registrar, Conversion Agent and Custodian and the Trustee hereby accepts such appointments and each of the Corporate Trust Office of the Trustee at 101 Barclay Street, Floor 21 West, New York, NY 10286, Attention: Corporate Trust Administration - Global Finance Unit.

     Section 2.4 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

     Section 2.5 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

     Section 2.6 Transfer and Exchange. Where Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.6, 2.10, 3.6 or 11.5 hereof).

     The Company and the Registrar shall not be required (i) to issue, register the transfer of, or exchange Securities during a period beginning at the opening of business 20 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (ii) to exchange or register the transfer of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to issue, register the transfer of or exchange Securities submitted for repurchase (and not withdrawn) under Section
4.7 hereof.

     (a) Restrictions on Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor. Notwithstanding the aforementioned, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (b) Authentication of Certificated Security in Absence of Depositary. If at any time:

          (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) an Event of Default has occurred and is continuing then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, certificated Securities in an aggregate principal amount equal to the principal amount of the Global Securities in exchange for such Global Securities.

     In the event of the occurrence of either of the events specified in this Section, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

     Section 2.7 Replacement Securities. If the holder of a Security claims that the Security has been lost, destroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Security if the

Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect and hold harmless the Company, the Trustee, any Agent or any authenticating agent from any loss, liability or expense which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article III hereof or converted into shares of Common Stock pursuant to Article V hereof, the Company in its discretion may, instead of issuing a new Security, pay, redeem, purchase or convert such Security, as the case may be.

     Every replacement Security is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Securities duly issued hereunder.

     Section 2.8 Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding, provided, however, that in determining whether the holders of the requisite principal amount of outstanding Securities are present at a meeting of holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Securities held for the account of the Company, any of its subsidiaries or any of its affiliates shall be disregarded and deemed not to be outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

     If a Security is replaced (including pursuant to Section 2.1(a)), paid or purchased pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced, paid or purchased Security is held by a bona fide purchaser.

     If Securities are considered paid under Section 4.1 hereof, they cease to be outstanding and interest on them ceases to accrue.

     A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     Section 2.9 Treasury Securities. In determining whether the Noteholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

     Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

     Section 2.11 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, redemption, conversion, exchange or payment. The Trustee shall promptly cancel all Securities surrendered for registration of transfer, redemption, conversion, exchange, payment, replacement or cancellation, shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver to the Company a certificate of a Trust Officer certifying as to such destruction. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation or that any holder has converted.

     Section 2.12 Transfer of Interests in Global Securities. The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

     Section 2.13 Defaulted Interest. If the Company fails to make a payment of interest on the Securities, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are Noteholders on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall cause to be mailed to Noteholders a notice that states the record date, payment date, and amount of such interest to be paid.

                                  ARTICLE III

                            REDEMPTION AND REPURCHASE

     Section 3.1 Notices to Trustee. If the Company elects to redeem Securities pursuant to the optional redemption provision of Section 3.7 hereof, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company shall give each notice to the Trustee provided for in this Section 3.1 at least 30 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

     Section 3.2 Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis. The Trustee shall make the selection not more than 60 days and not less than 20 days before the redemption date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

     If any Security selected for partial redemption is converted in part after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion to be selected for redemption. The Securities (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Security is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Securities, the Company and the Trustee may treat as outstanding any Securities surrendered for conversion during the period 20 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

     Section 3.3 Notice of Redemption. At least 20 days but not more than 30 days before a redemption date, the Company shall mail a notice of redemption to each holder whose Securities are to be redeemed at such holder's registered address.

     The notice shall identify the Securities to be redeemed (including the CUSIP numbers) and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon cancellation of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof;

     (d) the name and address of the Paying Agent;

     (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

     (f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities called for redemption ceases to accrue on and after the redemption date; and

     (g) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed.

     Such notice shall also state the current Conversion Price and the date on which the right to convert such Securities or portions thereof into Common Stock of the Company will expire.

     At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

     Section 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the price set forth in the Security.

     Section 3.5 Deposit of Redemption Price. On or before 10:00 am New York City time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, up to but not including the redemption date on all Securities to be redeemed on that date (subject to the right of holders of record on the relevant record date to receive interest, if any, due on an interest payment date) unless theretofore converted into Common Stock pursuant to the provisions hereof. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

     Section 3.6 Securities Redeemed in Part. Upon cancellation of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

     Section 3.7 Optional Redemption. The Company may redeem all or any portion of the Securities, upon the terms and at the redemption prices set forth in each of the Securities. Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

     Section 3.8 Designated Event Offer.

     (a) In the event that, pursuant to Section 4.7 hereof, the Company shall commence a Designated Event Offer, the Company shall follow the procedures in this Section 3.8.

     (b) The Designated Event Offer shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 40 calendar days following its commencement on the date of the mailing of notice in accordance with Section 3.8(e) hereof (the "Commencement Date"), except to the extent that a longer period is required by applicable law (the "Tender Period"). Upon the expiration of the Tender Period (the "Designated Event Payment Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.7 hereof at a purchase price equal to 100% of principal thereof, together with accrued and unpaid interest thereon, if any (the "Designated Event Payment").

     (c) If the Designated Event Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Noteholders who tender Securities pursuant to the Designated Event Offer.

     (d) The Company shall provide the Trustee with notice of the Designated Event Offer at least 10 Business Days before the Commencement Date.

     (e) On or before the Commencement Date, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first class mail, a notice to each of the Noteholders, which shall govern the terms of the Designated Event Offer and shall state:

          (i) that the Designated Event Offer is being made pursuant to this
Section 3.8 and Section 4.7 hereof and that all Securities tendered will be accepted for payment;

          (ii) the purchase price (as determined in accordance with Section 4.7 hereof), the length of time the Designated Event Offer will remain open and the Designated Event Payment Date;

          (iii) that any Security or portion thereof not tendered for payment will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Designated Event Payment, any Security or portion thereof accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest after the Designated Event Payment Date;

          (v) that Noteholders electing to have a Security or portion thereof purchased pursuant to any Designated Event Offer will be required to surrender the Security, with the form entitled "Option of Noteholder To Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Designated Event Payment Date;

          (vi) that Noteholders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Designated Event Payment Date, or such longer period as may be required by law, a letter or a telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Noteholder, the principal amount of the Security or portion thereof the Noteholder delivered for purchase and a statement that such Noteholder is withdrawing his election to have the Security or portion thereof purchased; and

          (vii) that Noteholders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     In addition, the notice shall contain all instructions and materials that the Company shall reasonably deem necessary to enable such Noteholders to tender Securities pursuant to the Designated Event Offer.

     (f) On or prior to 10:00 a.m. New York City time on the Designated Event Payment Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Designated Event Payment to be held for payment in accordance with the terms of this Section 3.8. On the Designated Event Payment Date, the Company shall, to the extent lawful,
(i) accept for payment the Securities or portions thereof tendered pursuant to the Designated Event Offer, (ii) deliver or cause to be delivered to the Trustee Securities so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such Securities or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 3.8. The Paying Agent shall promptly (but in any case not later than ten (10) calendar days after the Designated Event Payment Date) mail or deliver to each tendering Noteholder an amount equal to the purchase price of the Securities tendered by such Noteholder, and the Trustee shall promptly authenticate and mail or deliver to such Noteholders a new Security equal in principal amount to any unpurchased portion of the Security surrendered, if any; provided, that each new Security shall be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the holder thereof. The Company will publicly announce the results of the Designated Event Offer on, or as soon as practicable after, the Designated Event Payment Date.

     (g) The Designated Event Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such Noteholders to tender their Securities.

                                   ARTICLE IV

                                    COVENANTS

     Section 4.1 Payment of Securities. The Company shall pay the principal of, premium, if any and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal, premium, if any and interest then due and such Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture. To the extent lawful, the Company shall pay interest (including post petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Securities, compounded semiannually.

     Section 4.2 SEC Reports. Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company will file with the SEC and, if requested, furnish to the Trustee and to the holders of Securities all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by the Company's certified independent accountants. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 4.3 Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest, if any, on the Securities are prohibited.

     One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

     The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of:

     (a) any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture; or

     (b) any event of default under any other mortgage, indenture or instrument described in Section 8.1(e),

an Officers' Certificate specifying such Default, Event of Default or default.

     Section 4.4 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     Section 4.5 Corporate Existence. Subject to Article VII hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary of the Company in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Noteholders. Notwithstanding the foregoing, the corporate existence of any Subsidiary may also be terminated in connection with any Board approved corporate restructuring or reorganization.

     Section 4.6 Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

     Section 4.7 Designated Event.

     (a) Upon the occurrence of a Designated Event, each holder of Securities shall have the right, in accordance with this Section 4.7 and Section 3.8 hereof, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Securities pursuant to the terms of Section 3.8 (the "Designated Event Offer") at a purchase price in cash equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to the Designated Event Payment Date, plus an amount payable in cash equal to two years' interest on the Securities, less any interest actually paid to such holder prior to the Designated Event Payment Date (the "Designated Event Payment").

     (b) Within 30 days following any Designated Event and on or before the Commencement Date, the Company shall mail to each holder the notice provided by
Section 3.8(e).

     (c) Payment by the Company of the Designated Event Payment upon the occurrence of a Designated Event is subject to the subordination provisions of
Article VI.

     Section 4.8 Stockholder Rights Plan. In the event that the Company implements a stockholder rights plan, such rights plan shall provide that upon conversion of the Securities the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (whether or not such rights have separated from the Common Stock at the time of such conversion), provided that a holder of Securities shall be subject to all of the terms and conditions of any such rights plan.

                                   ARTICLE V

                                   CONVERSION

     Section 5.1 Conversion Privilege. A holder of a Security may convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into fully paid and nonassessable shares of Common Stock of the Company at any time prior to the close of business (New York City time) on the date of the Security's maturity at the Conversion Price then in effect, except that, with respect to any Security called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date such default is cured). A Security in respect of which a holder has delivered an "Option of Noteholder to Elect Purchase" form appearing in Exhibit A attached hereto exercising the option of such holder to require the Company to purchase such Security may be converted only if the notice of exercise is withdrawn as provided in Section 3.8. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security converted by the conversion price in effect on the Conversion Date (the "Conversion Price").

     The initial Conversion Price is stated in paragraph 10 of the Securities and is subject to adjustment as provided in this Article V.

     Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it. A holder of Securities is not entitled to any rights of a holder of Common Stock (other than as provided in Section 4.8 hereof) until such holder of Securities has converted such Securities into Common Stock, and only to the extent that such Securities are deemed to have been converted into Common Stock under this Article V.

     Section 5.2 Conversion Procedure. To convert a Security, a holder must satisfy the requirements in paragraph 10 of the Securities. The date on which the holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to Section 5.3. Such certificate shall bear any legends set forth on the converted Security, unless and to the extent the restrictions contained in such legends no longer apply to such Common Stock. The person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such person's rights as a Noteholder shall cease; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive the shares of Common Stock upon such conversion as the stockholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person entitled to receive such shares of Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

     No payment or adjustment will be made for accrued and unpaid interest on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security, but if any holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the holder of such Security on such record date. In such event, such Security, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest (but in no circumstance shall this requirement to pay interest upon conversion result in any holder being required to pay Additional Interest or Additional Voluntary Conversion Interest) payable on such interest payment date on the portion so converted unless the Security has been called for redemption by the Company and a notice of redemption has been mailed to the holders.

     If a holder converts more than one Security at the same time, the number of whole shares of Common Stock issuable upon the conversion shall be based on the total principal amount of Securities converted.

     Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

     Section 5.3 Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of a Security. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of the Common Stock on the trading day prior to the date of conversion.

     Section 5.4 Taxes on Conversion. The issuance of certificates for shares of Common Stock upon the conversion of any Security shall be made without charge to the converting Noteholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder or holders of the converted Security; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the holder of the Security converted, such Security, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the converted Security, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

     Section 5.5 Company to Provide Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Securities as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities for shares of Common Stock.

     All shares of Common Stock which may be issued upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable when so issued.

     Section 5.6 Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

     (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

     (b) In case the Company shall issue rights or warrants to substantially all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share (as determined pursuant to subsection (f) below) of the Common Stock on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date.

     (c) In case the Company shall distribute to all holders of Common Stock shares of any class of Capital Stock of the Company other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those securities referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (f) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants to subscribe for additional shares of the Company's Capital Stock (other than the Common Stock referred to in subsection
(b) above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 5.6, make proper provision so that each holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

     (d) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (including any distributions of cash out of current or retained earnings of the Company but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions to all holders of its Common Stock made in cash plus (y) all Excess Payments, in each case made within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to paragraphs (c) or (e) of this Section or this paragraph
(d) has been made, exceeds 15% of the product of the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date times the number of shares of Common Stock outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date less the amount of such cash and other consideration (including any Excess Payments) so distributed applicable to one share (based on the pro rata portion of the aggregate amount of such cash and other consideration (including any Excess Payments), divided by the shares of Common Stock outstanding on the Distribution Record Date) of Common Stock and the denominator shall be such current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

     (e) In case a tender offer or other negotiated transaction made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the amount of such Excess Payment, together with the sum of (x) the aggregate amount of all Excess Payments plus (y) the aggregate amount of all distributions to all holders of the Common Stock made in cash (specifically including distributions of cash out of retained earnings), in each case made within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "Purchase Date"), and as to which no adjustment pursuant to paragraph (c) or paragraph (d) of this Section or this paragraph (e) has been made, exceeds 15% of the product of the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date times the number of shares of Common Stock outstanding (including any tendered shares but excluding any shares held in the treasury of the Company) on the Purchase Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date less the amount of such Excess Payments and such cash distributions, if any, applicable to one share (based on the pro rata portion of the aggregate amount of such Excess Payments and such cash distributions, divided by the shares of Common Stock outstanding on the Purchase
Date) of Common Stock and the denominator shall be such current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

     (f) The current market price per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) 30 consecutive Business Days ending on the last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such negotiated transaction through such last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

     (g) In any case in which this Section 5.6 shall require that an adjustment be made immediately following a record date for an event, the Company may elect to defer, until such event, issuing to the holder of any Security converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its stock transfer agent to issue due bills or other appropriate evidence of the right to receive such shares.

     Section 5.7 No Adjustment. No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Article V shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock.

     Section 5.8 Other Adjustments.

     (a) In the event that, as a result of an adjustment made pursuant to
Section 5.6 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V.

     (b) In the event that shares of Common Stock are not delivered after the expiration of any of the rights or warrants referred to in Section 5.6(b) and
Section 5.6(c) hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

     Section 5.9 Adjustments for Tax Purposes. The Company may, at its option, make such reductions in the Conversion Price, in addition to those required by
Section 5.6 above, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

     Section 5.10 Adjustments by the Company. The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days notice of such reduction in accordance with Section 5.11, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive.

     Section 5.11 Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Noteholders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

     Section 5.12 Notice of Certain Transactions. In the event that:

          (1) the Company takes any action which would require an adjustment in the Conversion Price;

          (2) the Company takes any action that would require a supplemental indenture pursuant to Section 5.13; or

          (3) there is a dissolution or liquidation of the Company;

     a holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Noteholders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause
(1), (2) or (3) of this Section 5.12.

     Section 5.13 Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege. If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee providing that the holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this
Article V. The foregoing, however, shall not in any way affect the right a holder of a Security may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 5.6, to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5.13 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 5.13, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

     Section 5.14 Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article V should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article V.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.13.

     Section 5.15 Automatic Conversion by the Company.

     (a) The Company may elect to automatically convert the Securities (an "Automatic Conversion") at any time prior to Maturity if the Daily Market Price of the Company's Common Stock has exceeded 200% of the Conversion Price for at least 20 Trading Days during a 30-day Trading Day period ending within five Trading Days prior to the notice of Automatic Conversion.

     (b) In the event that the date that the Securities will be automatically converted (the "Automatic Conversion Date") occurs on or prior to July 27, 2003, the Company will pay Additional Interest (as defined below) in cash or, at the Company's election, in Common Stock. In the event that the Company elects to pay Additional Interest, if any, on the Securities in Common Stock upon an Automatic Conversion, the shares of Common Stock will be valued at 90% of the average of the Daily Market Price for the five Trading Days immediately preceding the second Trading Day preceding the Automatic Conversion Date. "Additional Interest" shall be equal to $267.50 per each $1,000 principal amount of Securities, less any interest actually paid or provided for with respect to such Securities prior to the Automatic Conversion Date.

          (i) The shares of Common Stock deliverable in payment of the Additional Interest shall have a fair market value as of the Automatic Conversion Date of not less than the Additional Interest as determined by this
Section 5.15. For purposes of this Section 5.15, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 90% of the average of the Daily Market Price for the five consecutive Trading Days immediately preceding the second Trading Day prior to the Automatic Conversion Date;

          (ii) Additional Interest shall be paid only in cash in the event any shares of Common Stock to be issued for the payment of Additional Interest in the Securities hereunder (i) require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon an Automatic Conversion and if such registration is not completed or does not become effective prior to the Automatic Conversion Date, and/or (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon an Automatic Conversion and if such registration is not completed or does not become effective or such approval is not obtained prior to the Automatic Conversion Date;

          (iii) The Common Stock is, or shall have been, approved for listing on the NYSE, the American Stock Exchange (the "Amex") or for quotation on the NASDAQ Stock Market (the "NASDAQ") prior to the Automatic Conversion Date; and

          (iv) All shares of Common Stock which may be issued with respect to the payment of interest on the Securities will be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

     If all of the conditions set forth in this Section 5.15(b) are not satisfied in accordance with the terms thereof, the interest required to be paid or duly provided for by the Company pursuant to this Section shall be paid by the Company only in cash.

     (c) Unless the Company shall have theretofore called for redemption all of the outstanding Securities, the Company or, at the request and expense of the Company, the Trustee, shall give to all holders of Securities notice (the "Automatic Conversion Notice") of the Automatic Conversion not more than 30 days but not less than 15 days prior to the Automatic Conversion Date. The Company shall also deliver a copy of such notice of an Automatic Conversion to the Trustee.

     Each Automatic Conversion Notice shall state:

          (i) the Automatic Conversion Date,

          (ii) whether the Additional Interest, if any, shall be paid by the Company in cash or by delivery of shares of Common Stock,

          (iii) the place or places where such Securities are to be surrendered for conversion and accrued Additional Interest, if any, and

          (iv) the Conversion Price then in effect.

     If any of the foregoing provisions or other provisions of this Section are inconsistent with applicable law, such law shall govern.

     (d) In the event of an Automatic Conversion, the Company shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of the Securities and the Additional Interest, if any, due on such Securities along with any cash in respect of any fractional shares of Common Stock otherwise issuable upon conversion or in the event that the Company elects to pay Additional Interest, if any, in Common Stock instead of cash, for payment to the holder as promptly after the Automatic Conversion Date as practicable in accordance with the provisions of this Article V.

     (e) All Securities subject to the Automatic Conversion shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11 hereof.

     Section 5.16 Voluntary Conversion by Holders.

     (a) If a holder elects to voluntarily convert Securities at any time on or prior to July 27, 2003, such holder will receive a payment of additional interest equal to Additional Interest (as defined in Section 5.15(b)) ("Additional Voluntary Conversion Interest") in cash or, at the Company's election, in Common Stock, as long as the Company has not previously mailed an Automatic Conversion Notice. In the event that the Company elects to pay Additional Voluntary Conversion Interest, if any, on the Securities in Common Stock upon a voluntary conversion, the shares of Common Stock will be valued at 90% of the average of the Daily Market Price for the five Trading Days immediately preceding the second Trading Day preceding the Conversion Date, subject to a minimum valuation of the Conversion Price, less any interest actually paid or provided for with respect to such Securities prior to the date of such voluntary conversion.

          (i) Additional Voluntary Conversion Interest shall be paid only in cash in the event any shares of Common Stock to be issued for the payment of Additional Voluntary Conversion Interest in the Securities hereunder (i) require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon a voluntary conversion and if such registration is not completed or does not become effective prior to the date of such voluntary conversion, and/or (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon a voluntary conversion and if such registration is not completed or does not become effective or such approval is not obtained prior to the date of such voluntary conversion;

          (ii) The Common Stock is, or shall have been, approved for listing on the NYSE, Amex or for quotation on NASDAQ prior to the date of the voluntary conversion; and

          (iii) All shares of Common Stock which may be issued with respect to the payment of interest on the Securities will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

     If all of the conditions set forth in this Section 5.16(a) are not satisfied in accordance with the terms thereof, the interest required to be paid or duly provided for by the Company pursuant to this Section shall be paid by the Company only in cash.

     (b) In the event of a voluntary conversion by a holder, the Company shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of the Securities submitted for conversion and the Additional Voluntary Conversion Interest, if any, due on such Securities along with any cash in respect of any fractional shares of Common Stock otherwise issuable upon conversion or in the event that the Company elects to pay Additional Voluntary Conversion Interest, if any, in Common Stock instead of cash, for payment to the holder as promptly after the date of the voluntary conversion as practicable in accordance with the provisions of this Article V.

     (c) All Securities submitted for voluntary conversion shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11 hereof.

                                   ARTICLE VI

                                  SUBORDINATION

     Section 6.1 Agreement to Subordinate. The Company, for itself and its successors, and each Noteholder, by his acceptance of Securities, agree that the payment of the principal of or interest on or any other amounts due on the Securities is subordinated in right of payment, to the extent and in the manner stated in this Article VI, to the prior payment in full of all existing and future Senior Debt.

     Section 6.2 No Payment on Securities if Senior Debt in Default. Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or redemption or repurchase of, interest on or other amounts due on the Securities, including any payments on a Designated Event Offer, and no redemption, purchase, or other acquisition of the Securities (including, without limitation, upon a Designated Event), shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other amounts then due on all Senior Debt has been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt,
(ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being declared due and payable or (iii) if, at the time of such payment, redemption, purchase or other acquisition, the Trustee shall have received written notice from a Representative of the holders of Designated Senior Debt (a "Payment Blockage Notice") that there exists under such Designated Senior Debt, or any agreement pursuant to which such Designated Senior Debt is issued, any default, which default shall not have been cured or waived, permitting the holders thereof to declare any amounts of such Designated Senior Debt due and payable, but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by a Representative of the holders of such Designated Senior Debt) on the earlier of (a) the date on which such event of default shall have been cured or waived or (b) 180 days from the receipt of the Payment Blockage Notice. Notwithstanding the provisions described in the immediately preceding sentence (other than in clauses (i) and (ii)), unless the holders of such Designated Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period irrespective of the number of defaults with respect to Senior Debt during such period.

     In the event that, notwithstanding the provisions of this Section 6.2, payments are made by or on behalf of the Company in contravention of the provisions of this Section 6.2, such payments shall be held by the Trustee, any Paying Agent or the holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the Representative of the holders of Senior Debt or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Debt may have been issued for application to the payment of all Senior Debt ratably according to the aggregate amounts remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     The Company shall give prompt written notice to the Trustee and any Paying Agent of any default or event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued. The Trustee and the Paying Agent may assume that all payments have been made with respect to all Senior Debt unless the Trustee or the Paying Agent, as the case may be, has received written notice that payment has not been made and three (3) Business Days have expired.

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

     Section 6.3 Distribution on Acceleration of Securities; Dissolution and Reorganization; Subrogation of Securities.

     (a) If the Securities are declared due and payable because of the occurrence of an Event of Default, the Company shall give prompt written notice to the holders of all Senior Debt or to the trustee(s) for such Senior Debt of such acceleration. The Company may not pay the principal of, premium, if any, or interest on or any other amounts due on the Securities until five days after such holders or trustee(s) of Senior Debt receive such notice and, thereafter, the Company may pay the principal of or interest on or any other amounts due on the Securities only if the provisions of this Article VI permit such payment.

     (b) Upon (i) any acceleration of the principal amount due on the Securities because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

          (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the holders are entitled to receive payment on account of the principal of or interest on or any other amounts due on the Securities;

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full without diminution or modification by such plan of all Senior Debt), to which the holders or the Trustee would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Debt (or their representatives(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

          (3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full without diminution or modification by such plan of Senior
Debt), shall be received by the Trustee or the holders before all Senior Debt is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior

Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     Subject to the payment in full of all Senior Debt, the holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of, premium, if any, and interest, if any, on the Securities shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities which otherwise would have been payable or distributable to holders shall, as between the Company, its creditors other than the holders of Senior Debt, and the holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders, on the one hand, and the holders of Senior Debt, on the other hand.

     Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (i) impair, as between the Company and its creditors other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the holders the principal of, premium, if any, and interest, if any, on the Securities as and when the same shall become due and payable in accordance with the terms of the Securities,
(ii) affect the relative rights of the holders and creditors of the Company other than holders of Senior Debt or, as between the Company and the Trustee, the obligations of the Company to the Trustee, or (iii) prevent the Trustee or the holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy.

     Upon distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 9.1 hereof, and the holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent the good faith application by the Trustee of any moneys which shall have been deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of, premium, if any, or interest on the Securities unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with actual notice under Section 6.3(d) hereof of the facts which would prohibit the making of such application.

     (c) The provisions of this Article shall not be applicable to any cash, properties or securities received by the Trustee or by any holder that are received as a holder of Senior Debt and nothing in Section 9.11 hereof or elsewhere in this indenture shall deprive the Trustee or such holder of any of its rights as such holder.

     (d) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee, subject to the provisions of Section 9.1 hereof, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Debt or any trustee therefor has given written notice thereof to the Trustee. Notwithstanding the provisions of this Article or any other provisions of this indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities pursuant to the provisions in this Article, unless and until three Business Days after the Trustee shall have received written notice thereof from the Company or any holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 9.1 hereof, shall be entitled in all respects conclusively to assume that no such facts exist; provided that if on a date not less than three Business Days immediately preceding the date upon which, by the terms hereof, any such moneys may become payable for any purpose (including, without limitation, the principal of or interest on any Security), the Trustee shall not have received with respect to such moneys the notice provided for in this
Section 6.3(d), then anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

     The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 6.2 hereof or that any event or any condition preventing any payment in respect of the Securities shall have ceased to exist, unless and until the Trustee shall have received written notice to such effect.

     (e) The provisions of this Section 6.3 applicable to the Trustee shall (unless the context requires otherwise) also apply to any Paying Agent for the Company.

     Section 6.4 Reliance by Senior Debt on Subordination Provisions. Each holder of any Security by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Article, and notice of acceptance of the provisions hereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Article shall constitute a release of any of the obligations or liabilities of the Trustee or holders of the Securities provided in this Article.

     Section 6.5 No Waiver of Subordination Provisions. Except as otherwise expressly provided herein, no right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of, or notice to, the Trustee or the holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt, is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Debt;
(iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other person.

     Section 6.6 Trustee's Relation to Senior Debt. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article in respect of any Senior Debt at any time held by it, to the same extent as any holder of Senior Debt, and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations, as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article.

     Each holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such holder's Securities in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any holder or holders of Senior Debt or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Debt as provided in this Article and to file and prove all claims therefor and to take all such other action in the name of the holders or otherwise, as such holders of Senior Debt or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article.

     Section 6.7 Other Provisions Subject Hereto. Except as expressly stated in this Article, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Securities are subject to the provisions of this Article. However, nothing in this Article shall apply to or adversely affect the claims of, or payment to, the Trustee pursuant to
Section 9.7. Notwithstanding the foregoing, the failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article VI shall not be construed as preventing the occurrence of an Event of Default under Section 8.1.

     Section 6.8 Certain Conversions, Interest Payments and Repurchases in Common Stock Deemed Payment. For the purposes of this Article VI only, (1) the issuance and delivery of junior securities upon (i) conversion of Securities in accordance with Article V, (ii) upon the payment of interest in accordance with
Section 1 of the form of Security (iii) upon the payment of Additional Interest in accordance with Section 5.15 or (iv) upon the payment of Additional Voluntary Conversion Interest in accordance with Section 5.16, in each case in the manner specified in such respective Sections, shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase or other acquisition of Securities, and will therefore not be subject to the subordination provisions of this Article VI, and (2) the payment, issuance or delivery of cash (excluding cash paid for fractional shares upon conversion of a Security or payment of interest, Additional Interest or Additional Voluntary Conversion Interest), property or securities (other than junior securities) upon conversion, payment of interest, payment of Additional Interest or payment of Additional Voluntary Conversion Interest shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article VI. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the holders of the Securities, the right, which is absolute and unconditional, of the holder of any Security to convert such Security in accordance with Article V.

                                  ARTICLE VII

                                   SUCCESSORS

     Section 7.1 Merger, Consolidation or Sale of Assets. The Company may not consolidate or merge with or into any person (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets unless:

     (a) the Company is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     (b) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) assumes all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and the Indenture;

     (c) such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties or assets shall be as an entirety or virtually as an entirety to one person and such person shall have assumed all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and the Indenture;

     (d) immediately after such transaction no Default or Event of Default exists; and

     (e) the Company or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     Section 7.2 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 7.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, assignment, transfer, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Securities.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

     Section 8.1 Events of Default. An "Event of Default" occurs if:

     (a) the Company defaults in the payment of interest on any Security when the same becomes due and payable, whether or not such payments shall be prohibited by Article VI, and the Default continues for a period of 30 days after the date due and payable;

     (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment shall be prohibited by Article VI;

     (c) the Company defaults in the payment of the Designated Event Payment when the same becomes due and payable, whether or not such payment may be prohibited by Article VI;

     (d) the Company fails to provide notice of any Designated Event in accordance with Section 4.7;

     (e) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Securities, required by it to be performed and the Default continues for a period of 60 days after the receipt of written notice from the Trustee to the Company or from the holders of 25% in aggregate principal amount of the then outstanding Securities to the Company and the Trustee stating that such notice is a "Notice of Default";

     (f) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Subsidiary of the Company), whether such Indebtedness or guarantee now exists or is created after the Issuance Date, which default (i) is caused by a failure to pay when due principal of or interest on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond the longer of any applicable grace period and 30 days) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

     (g) a final, non-appealable judgment or final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $10 million;

     (h) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case, (ii) appoints a Bankruptcy Custodian of the Company or any Material Subsidiary of the Company or for all or substantially all of its property, and the order or decree remains unstayed and in effect for 60 days, or (iii) orders the liquidation of the Company or any Material Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Bankruptcy Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     Section 8.2 Acceleration. If an Event of Default (other than an Event of Default specified in clauses (h) and (i) of Section 8.1 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Noteholders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare all the Securities to be due and payable. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest on the Securities shall be due and payable immediately. If an Event of Default specified in clause (h) or (i) of Section 8.1 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. The Noteholders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

     Section 8.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest then due and payable on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 8.4 Waiver of Past Defaults. The Noteholders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the Designated Event Payment or the principal of, or interest on, any Security. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 8.5 Control by Majority. The Noteholders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders, or would involve the Trustee in personal liability.

     Section 8.6 Limitation on Suits. A Noteholder may pursue a remedy with respect to this Indenture or the Securities only if:

     (a) the Noteholder gives to the Trustee notice of a continuing Event of Default;

     (b) the Noteholders of at least 25% in principal amount of the then outstanding Securities make a request to the Trustee to pursue the remedy;

     (c) such Noteholder or Noteholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (e) during such 60-day period the Noteholders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

     A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

     Section 8.7 Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Noteholder made pursuant to this Section.

     Section 8.8 Collection Suit by Trustee. If an Event of Default specified in
Section 8.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 8.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

     Section 8.10 Priorities. If the Trustee collects any money or property pursuant to this Article, it shall pay out the money or proceeds, in the case of property, in the following order:

     First: to the Trustee for amounts due under Section 9.7 hereof;

     Second: to the holders of Senior Debt to the extent required by Article VI;

     Third: to Noteholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

     Fourth: to the Company.

     Except as otherwise provided in Section 2.12 hereof, the Trustee may fix a record date and payment date for any payment to Noteholders made pursuant to this Section.

     Section 8.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 8.7 hereof, or a suit by Noteholders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE IX

                                     TRUSTEE

     Section 9.1 Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of paragraph (b) of this
Section 9.1; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5 hereof.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 9.1. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 9.2 Rights of Trustee.

     (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it (unless other evidence be herein specifically prescribed) may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and nominees and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith, without negligence or willful misconduct, and that it reasonably believes to be authorized or within its rights or powers.

     (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e), (f), (g), (h) or (i) of Section 8.1 unless either (1) a Responsible Officer assigned to its Corporate Trust Services division shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with Section 12.2 hereof from the Company or any holder.

     (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

     (g) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

     (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Section 9.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11 hereof.

     Section 9.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Securities other than its authentication.

     Section 9.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Noteholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 9.6 Reports by Trustee to Noteholders. Within 60 days after the reporting date stated in Section 12.10, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a) if and to the extent required by such
Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange and any delisting thereof.

     Section 9.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services hereunder as the Company and the Trustee shall agree on in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable and duly documented disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable and duly documented disbursements, compensation and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee and any predecessor Trustee and its officers, directors, employees and all other agents against any loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by, or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim (whether asserted by the Company, by any Holder or any other person) for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable and duly documented fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.1(h) or (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The provisions of this Section 9.7 shall survive the termination of this Indenture, and the resignation or removal of the Trustee.

     Section 9.8 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign by so notifying the Company. The Noteholders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b);

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Noteholders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Noteholders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Noteholder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, the Company shall promptly pay all amounts due and payable to the retiring Trustee pursuant to Section 9.7 hereof and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

     Section 9.9 Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

     Section 9.10 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee, or if the Trustee is a member of a bank holding company system, its bank holding company, shall always have a combined capital and surplus as stated in Section 12.10 hereof. The Trustee is subject to TIA Section 310(b).

     Section 9.11 Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

     Section 9.12 Sections Applicable to Registrar, Paying Agent and Conversion Agent. The term "Trustee" as used in Sections 6.3, 9.1, 9.2, 9.3, 9.4 and 9.7 hereof shall (unless the context requires otherwise) be construed as extending to and including the Trustee acting in its capacity, if any, as Registrar, Paying Agent and Conversion Agent.

                                   ARTICLE X

                             DISCHARGE OF INDENTURE

     Section 10.1 Termination of Company's Obligations. This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 9.7 and 10.2 hereof shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

     Thereupon, the Trustee upon request of the Company, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified above.

     Section 10.2 Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest, if any, that remains unclaimed for the period ending on the earlier of 10 Business Days prior to the date such funds would escheat to the State or two years after the date upon which such payment shall have become due; provided, however, that the Company, or the Trustee at the request of the Company, shall have first caused notice of such payment to the Company to be mailed to each Noteholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Noteholders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another person.

                                   ARTICLE XI

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 11.1 Without Consent of Noteholders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Noteholder:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to comply with Sections 5.13 and 7.1 hereof;

     (c) to provide for uncertificated Securities in addition to certificated Securities;

     (d) to make any change that does not adversely affect the rights hereunder of any Noteholder;

     (e) to qualify this Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA; or

     (f) to make any change that provides any additional rights or benefits to the holders of Securities.

     An amendment under this Section may not make any change that adversely affects the rights under Article VI of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

     Section 11.2 With Consent of Noteholders. Subject to Section 8.7 hereof, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent (including consents obtained in connection with any tender offer or exchange offer for Securities) of the Noteholders of at least a majority in principal amount of the then outstanding Securities. Subject to Sections 8.4 and 8.7 hereof, the Noteholders of a majority in principal amount of the Securities then outstanding may also by their written consent (including consents obtained in connection with any tender offer or exchange offer for Securities) waive any existing Default as provided in Section 8.4 or waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Noteholder affected, an amendment, supplement or waiver under this Section may not (with respect to any Securities held by a nonconsenting Noteholder):

     (a) reduce the amount of Securities whose Noteholders must consent to an amendment, supplement or waiver;

     (b) reduce the rate of or change the time for payment of interest on any Security;

     (c) reduce the principal of or change the fixed maturity of any Security;

     (d) make any Security payable in money other than that stated in the Security;

     (e) make any change in Section 8.4, 8.7 or 11.2 hereof (this sentence);

     (f) waive a default in the payment of the Designated Event Payment or the principal of, or interest on, any Security (other than as provided in Section 8.4);

     (g) waive a redemption payment payable on any Security;

     (h) make any change that adversely affects the right of Noteholders to convert Securities into Common Stock of the Company; or

     (i) make any change in Articles V or VI hereof that adversely affects the interests of the Noteholders.

     To secure a consent of the Noteholders under this Section 11.2, it shall not be necessary for the Noteholders to approve the particular form of any proposed amendment supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     An amendment under this Section may not make any change that adversely affects the rights under Article VI of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment or waiver.

     Section 11.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

     Section 11.4 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder of a Security is a continuing consent by the Noteholder and every subsequent Noteholder of a Security or portion of a Security that evidences the same debt as the consenting Noteholder's Security, even if notation of the consent is not made on any Security. However, any such Noteholder or subsequent Noteholder may revoke the consent as to such Noteholder's Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Noteholders of the requisite principal amount of Securities have consented to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Noteholders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Noteholders of the principal amount of Securities required hereunder or such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment, supplement or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (a) through (i) of Section 11.2 hereof. In such case, the amendment or waiver shall bind each Noteholder who has consented to it and every subsequent

Noteholder of a Security or portion of a Security that evidences the same debt as the consenting Noteholder's Security.

     Section 11.5 Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

     Section 11.6 Trustee Protected. The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.

                                  ARTICLE XII

                                  MISCELLANEOUS

     Section 12.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is automatically deemed to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

     Section 12.2 Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail or nationally recognized courier to the other's address stated in Section 12.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Notice shall be deemed given to the Trustee when received by the Trustee.

     Any notice or communication to a Noteholder shall be mailed by first class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

     All notices or communications shall be in writing.

     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

     Section 12.3 Communication by Noteholders with Other Noteholders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     Section 12.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 12.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.3) shall include:

     (a) a statement that the person signing such certificate or rendering such opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Section 12.6 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or a meeting of, Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 12.7 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

     Section 12.8 No Recourse Against Others. A director, officer, employee or stockholder, as such of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     Section 12.9 Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 12.10 Variable Provisions. "Officer" means the Chairman of the Board, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

     The first certificate pursuant to Section 4.3 hereof shall be for the 2001 fiscal year ending on December 31, 2001.

     The reporting date for Section 9.6 hereof is June 1 of each year. The first reporting date is June 1, 2002.

     The Trustee, or if the Trustee is a member of a bank holding company system, its bank holding company, shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

          The Company's address is:    Coeur d'Alene Mines Corporation
                                       505 Front Avenue
                                       Coeur D'Alene, Idaho 83814
                                       Attention: Chief Financial Officer
                                       Telephone number: (208) 667-3511
                                       Telefax number: (208) 667-2213

          with a copy to:              Arthur Bill
                                       Foley & Lardner
                                       Washington Harbor
                                       3000 K Street N.W., Suite 500
                                       Washington, DC  20007
                                       Telephone Number: (202) 672-5300
                                       Telefax Number: (202) 672-5399

          The Trustee's address is:    101 Barclay Street, Floor 21 West
                                       New York, NY 10286
                                       Attention: Corporate Trust Office -
                                       Global Finance Unit
                                       Telephone Number: 212-815-5381
                                       Telefax Number: 212-815-5595

     Section 12.11 Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     Section 12.12 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 12.13 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 12.14 Severability. In case any provision in this Indenture or in the Securities shall be, invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.15 Table of Contents Headings, Etc. The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 12.16 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 12.17 Jurisdiction. Each party hereto irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Indenture or the Securities may be instituted in any federal or state court in the State and County of New York and waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding and waives immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, and irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. The Company agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law in accordance with applicable law.

     IN WITNESS WHEREOF the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

     COEUR D'ALENE MINES CORPORATION,
     as Issuer,

     By: /s/
        -----------------------------------------
        Name:
        Title:

     THE BANK OF NEW YORK,
     as Trustee

     By: /s/
        -----------------------------------------
        Name:
        Title:

                                  FACE OF NOTE

                            GLOBAL SECURITIES LEGEND

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN SUCH NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. R-1                                                  Cusip No. 192108 AH1

                         COEUR D'ALENE MINES CORPORATION
                   13-3/8% CONVERTIBLE SENIOR SUBORDINATED NOTE
                                    DUE 2003

                         COEUR D'ALENE MINES CORPORATION

     Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company") promises to pay to Cede & Co. or registered assigns, the principal sum indicated on Schedule A hereof on December 31, 2003, and to pay interest thereon in the manner set forth on the reverse hereof accruing from July 27, 2001 at the rate of 13-3/8% per annum.

   Interest Payment Dates: June 30 and December 31, commencing December 31, 2001

   Record Dates:       June 15 and December 15

     Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, Coeur d'Alene Mines Corporation has caused this Convertible Note to be signed manually or by facsimile by its duly authorized officers.

     Dated: _______________

     COEUR D'ALENE MINES CORPORATION

     By:

     --------------------------------

     By:

     --------------------------------

     [Seal]

     TRUSTEE'S CERTIFICATE
     OF AUTHENTICATION

     This is one of the 13-3/8% Convertible Senior Subordinated Notes due December 31, 2003 described in the within-mentioned Indenture.

     THE BANK OF NEW YORK,
     as Trustee

     By:

     --------------------------------
     Authorized Signatory

                         COEUR D'ALENE MINES CORPORATION

       13-3/8% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE DECEMBER 31, 2003

     1. Interest. Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company"), is the issuer of this 13?% Convertible Senior Subordinated Note due December 31, 2003 (the "Convertible Note"). The Company promises to pay interest on the Convertible Notes in cash or in Common Stock, at the option of the Company, semiannually on each June 30 and December 31, commencing on December 31, 2001, to holders of record on the immediately preceding June 15 and December 15.

     In the event that the Company elects to pay interest in the Company's Common Stock, such Common Stock will be valued at 90% of the average of the Daily Market Price for the five trading days immediately preceding the second Trading Day prior to the interest payment date.

     Interest on the Convertible Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from December 31, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Convertible Notes, compounded annually.

     2. Method of Payment. The Company will pay interest on the Convertible Notes (except defaulted interest) to the persons who are registered holders of the Convertible Notes entitled to such payments at the close of business on the record date for the next interest payment date even though Convertible Notes are canceled after the record date and on or before the interest payment date. The Noteholder hereof must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered Address.

     3. Paying Agent and Registrar. The Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

     4. Indenture. The Company issued the Convertible Notes under an indenture, dated as of August 1, 2001 (the "Indenture"), between the Company and The Bank of New York, as Trustee. The terms of the Convertible Notes include those stated in the Indenture (which is incorporated hereby as though fully set forth herein) and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Convertible Notes are subject to, and ratified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms.

The Convertible Notes are unsecured obligations of the Company limited to (except as otherwise provided in the Indenture) up to an aggregate principal amount of $100,000,000 and are subordinated in right of payment to all existing and future Senior Debt of the Company as provided in the Indenture. The Indenture does not limit the ability of the Company or any of its Subsidiaries to incur indebtedness or to grant security interests or liens in respect of their assets. Any holder of this Convertible Note shall be deemed to have agreed to and be bound by all the terms and conditions contained in the Indenture applicable to a holder of a Convertible Note. All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Indenture.

     5. Optional Redemption. The Convertible Notes are not subject to redemption at the Company's option prior to July 27, 2003. On such date and thereafter, the Convertible Notes will be subject to redemption at the option of the Company, in whole or in part (in any integral multiple of $1,000), upon not less than 20 nor more than 30 days' prior notice by mail at the following redemption price (expressed as a percentage of the principal amount set forth below):

                         YEAR                                      REDEMPTION
                                                                     PRICE

     Beginning on July 27, 2003 and ending on December 30, 2003     102.675%

     December 31, 2003                                              100%

     in each case together with accrued and unpaid interest up to but not including the redemption date (subject to the right of holders of record an the relevant record date to receive interest due on an interest payment date). On or after the redemption date, interest will cease to accrue on the Convertible Notes, or portion thereof, called for redemption.

     6. Notice of Redemption. Notice of redemption will be mailed at least 20 days but not more than 30 days before the redemption date to each holder of the Convertible Notes to be redeemed at his address of record. The Convertible Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Convertible Notes, the Convertible Notes will be chosen for redemption by the Trustee in accordance with the Indenture. Unless the Company defaults in making such redemption payment, or the Paying Agent is prohibited from making such payment pursuant to the Indenture, interest cease to accrue on the Convertible Notes or portions of them called for redemption on and after the redemption date.

     If this Convertible Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest payable on such interest payment date will be paid to the person in whose name this Convertible Note is registered at the close of business on such record date.

     7. Mandatory Redemption. The Company will not be required to make mandatory redemption payments with respect to the Convertible Notes. There are no sinking fund payments with respect to the Convertible Notes.

     8. Repurchase at Option of Holder. If there is a Designated Event, the Company shall be required to offer to purchase on the Designated Event Payment Date all outstanding Convertible Notes at a purchase price equal to 100% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the Designated Event Payment Date, plus an amount payable in cash equal to two years' interest on the securities, less any interest actually paid to the Designated Event Payment Date. Holders of Convertible Notes that are subject to such a Designated Event Offer will be mailed a notice of Designated Event Offer from the Company prior to any related Designated Event Payment Date and, in accordance with the procedures and terms set forth in the Indenture, may elect to have such Convertible Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Noteholder To Elect Purchase." Noteholders have the right to withdraw their election by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

     9. Subordination. The payment of the principal of, premium, if any, interest on, or any other amounts due on the Convertible Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Noteholder, by accepting a Convertible Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

     10. Conversion. The holder of any Convertible Note has the right at any time prior to the close of business (New York time) on the date of the Convertible Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the initial Conversion Price of $1.35 per share, subject to adjustment under certain circumstances as more fully described in the Indenture, except that if a Convertible Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption.

     To convert a Convertible Note, a holder must (1) complete and sign a notice of election to convert substantially in the form set forth below, (2) surrender the Convertible Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Noteholder surrenders a Convertible Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such Convertible Note on such record date. In such event, such Convertible Note, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the portion so converted. The number of shares of Common Stock issuable upon conversion of a Convertible
Note is determined by dividing the principal amount of the Convertible Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

     A Convertible Note in respect of which a holder has delivered an "Option of Noteholder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Convertible Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Convertible Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

     11. Automatic Conversion by Company. If at any time the Daily Market Price of the Company's Common Stock exceeds 200% of the Conversion Price for at least 20 Trading Days during a 30-day Trading Day period, the Company may elect to automatically convert the Convertible Notes pursuant to the terms of the Indenture. In the event that the date that the Securities will be automatically converted occurs on or prior to July 27, 2003, the Company will pay Additional Interest in cash or, at the Company's election, in Common Stock to the Holders. The Company may elect to pay Additional Interest, if any, on the Convertible Notes in Common Stock, which shares of Common Stock will be valued at 90% of the average of the Daily Market Price for the five Trading Days immediately preceding the second Trading Day preceding the date of the Automatic Conversion. In the event of an Automatic Conversion on or prior to July 27, 2003, each Holder of the Convertible Notes will receive Additional Interest in an amount of $267.50 in Common Stock or cash at the election of the Company per each $1,000 principal amount of the Convertible Notes, less any interest actually paid or provided for prior to the date of the Automatic Conversion.

     12. Voluntary Conversion by Holder. If any Holder elects to voluntarily convert their Convertible Notes at any time on or prior to July 27, 2003, such Holders will receive a payment of Additional Voluntary Conversion Interest upon conversion so long as the Company has not previously mailed an automatic conversion notice to Holders. In the event that the Company elects to pay Additional Voluntary Conversion Interest, if any, on the Securities in Common Stock upon a voluntary conversion, the shares of Common Stock will be valued at 90% of the average of the Daily Market Price for the five Trading Days immediately preceding the Second Trading Day preceding the Conversion Date, subject to a minimum valuation of the Conversion Price, less interest actually paid or provided for with respect to such Securities prior to the date of such voluntary conversion.

     13. Denominations, Transfer, Exchange. The Convertible Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered, and Convertible Notes may be exchanged, as provided in the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note selected for redemption (except the unredeemed portion of any Convertible Note being redeemed in part). Also, the Registrar need not exchange or register the transfer of any Convertible Note for a period of 15 days before a selection of Convertible Notes to be redeemed.

     14. Persons Deemed Owners. Except as provided in paragraph 2 of this Convertible Note, the registered Noteholder of a Convertible Note may be treated as its owner for all purposes.

     15. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for the shorter of two years after such payment was due or a period ending 10 Business

Days prior to the date, such funds would escheat to the State, the Trustee and the Paying Agent shall pay the money back to the Company at its request. After that, Noteholders of Convertible Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     16. Defaults and Remedies. The Convertible Notes shall have the Events of Default as set forth in Section 8.1 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Noteholders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes by notice to the Company and the Trustee may declare all the Convertible Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal, interest accrued on the Convertible Notes shall become due and payable immediately without further action or notice. Upon acceleration as described in either of the preceding sentences, the subordination provisions of the Indenture preclude any payment being made to Noteholders for at least 5 days except as otherwise provided in the Indenture and may preclude payment entirely.

     The Noteholders of a majority in principal amount of the Convertible Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Noteholders may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. Subject to certain limitations, Noteholders of a majority in principal amount of the then outstanding Convertible Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

     17. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes), and any existing default may be waived with the consent of the Noteholders of a majority in principal amount of the then outstanding Convertible Notes including consents obtained in connection with a tender offer or exchange offer for Convertible Notes. Without the consent of any Noteholder, the Indenture or the Convertible Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders, to make any change that does not adversely affect the rights of any Noteholder, to qualify the Indenture under the TIA, and to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

     18. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Convertible Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

     19. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder, by accepting a Convertible Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Notes.

     20. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

     21. Authentication. The Convertible Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

     22. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

     23. Definitions. Capitalized terms not defined in this Convertible Note have the meaning given to them in the Indenture.

     The Company will furnish to any Noteholder of the Convertible Notes upon written request and without charge a copy of the Indenture. Request may be made to:

     Coeur d'Alene Mines Corporation
     505 Front Avenue
     Coeur d'Alene, Idaho 83814
     Attention of:  Investor Relations

                       TO BE ATTACHED TO GLOBAL SECURITIES

                                   SCHEDULE A

     The initial principal amount at maturity of this Global Security shall be $42,604,000. The following increases or decreases in the principal amount of this Global Security have been made:

-------------------------------------------------------------------------------------------------
           AMOUNT OF INCREASE                                                   SIGNATURE OF
          IN PRINCIPAL AMOUNT                             PRINCIPAL ANOUNT OF    AUTHORIZED
             OF THIS GLOBAL                                   THIS GLOBAL        OFFICER OF
          SECURITY INCLUDING      AMOUNT OF DECREASE IN   SECURITY FOLLOWING    TRUSTEE OR
 DATE     UPON EXERCISE OF THE     PRINCIPAL AMOUNT OF     SUCH DECREASE OR     SECURITIES
 MADE    OVER-ALLOTMENT OPTION    THIS GLOBAL SECURITY         INCREASE          CUSTODIAN
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE

     If you want to elect to have this Convertible Note or a portion thereof repurchased by the Company pursuant to Section 3.8 or 4.7 of the Indenture, check the box: [ ]

     If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: __________

     Your Signature: ___________________________________________________________
                     (Sign exactly as your name appears on the other side of this Convertible Note)

     Date: _______________

     Signature Guarantee:1 ____________________________________________________


--------------------
     1 Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                               ELECTION TO CONVERT

     To: Coeur d'Alene Mines Corporation

     The undersigned owner of $________ in principal of Coeur d'Alene Mines Corporation's 13-3/8% Convertible Senior Subordinated Notes due December 31, 2003 (the "Convertible Note") hereby irrevocably exercises the option to convert the Convertible Note, or the portion below designated, into Common Stock of Coeur d'Alene Mines Corporation in accordance with the terms of the Indenture referred to in the Convertible Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     Date:

                                           Amount of Convertible Note to
                                           be converted ($1,000 or integral
                                           multiples thereof);
                                           $-----------------


                                           Signature (for conversion only)

                                           --------------------------------
                                           Please Print or Typewrite
                                           Name and Address, Including
                                           Zip Code, and Social Security or
                                           Other Identifying Number:
                                           --------------------------------

                                           --------------------------------

                                           --------------------------------

                                           --------------------------------

                                           --------------------------------

                                           --------------------------------

                                           Signature Guarantee2

---------------
     2 Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                  FACE OF NOTE

                            GLOBAL SECURITIES LEGEND

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN SUCH NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     No. R-2                                               Cusip No. 192108 AH1

                         COEUR D'ALENE MINES CORPORATION
                  13-3/8% CONVERTIBLE SENIOR SUBORDINATED NOTE
                                    DUE 2003

                         COEUR D'ALENE MINES CORPORATION

     Coeur D'Alene Mines Corporation, an Idaho corporation (the "Company") promises to pay to Cede & Co. or registered assigns, the principal sum indicated on Schedule A hereof on December 31, 2003, and to pay interest thereon in the manner set forth on the reverse hereof accruing from July 27, 2001 at the rate of 13-3/8% per annum.

   Interest Payment Dates: June 30 and December 31, commencing December 31, 2001

   Record Dates:           June 15 and December 15

     Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, Coeur D'Alene Mines Corporation has caused this Convertible Note to be signed manually or by facsimile by its duly authorized officers.

     Dated: _______________

     COEUR D'ALENE MINES CORPORATION

     By:

     ---------------------------------

     By:

     ---------------------------------

     [Seal]

     TRUSTEE'S CERTIFICATE
     OF AUTHENTICATION

     This is one of the 13?% Convertible Senior Subordinated Notes due December 31, 2003 described in the within-mentioned Indenture.

     THE BANK OF NEW YORK,
     as Trustee

     By:

     ---------------------------------
     Authorized Signatory

                         COEUR D'ALENE MINES CORPORATION

       13-3/8% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE DECEMBER 31, 2003

     1. Interest. Coeur D'Alene Mines Corporation, an Idaho corporation (the "Company"), is the issuer of this 13-3/8% Convertible Senior Subordinated Note due December 31, 2003 (the "Convertible Note"). The Company promises to pay interest on the Convertible Notes in cash or in Common Stock, at the option of the Company, semiannually on each June 30 and December 31, commencing on December 31, 2001, to holders of record on the immediately preceding June 15 and December 15.

     In the event that the Company elects to pay interest in the Company's Common Stock, such Common Stock will be valued at 90% of the average of the Daily Market Price for the five trading days immediately preceding the second Trading Day prior to the interest payment date.

     Interest on the Convertible Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from December 31, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Convertible Notes, compounded annually.

     2. Method of Payment. The Company will pay interest on the Convertible Notes (except defaulted interest) to the persons who are registered holders of the Convertible Notes entitled to such payments at the close of business on the record date for the next interest payment date even though Convertible Notes are canceled after the record date and on or before the interest payment date. The Noteholder hereof must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered Address.

     3. Paying Agent and Registrar. The Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

     4. Indenture. The Company issued the Convertible Notes under an indenture, dated as of August 1, 2001 (the "Indenture"), between the Company and The Bank of New York, as Trustee. The terms of the Convertible Notes include those stated in the Indenture (which is incorporated hereby as though fully set forth herein) and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Convertible Notes are subject to, and ratified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms.

The Convertible Notes are unsecured obligations of the Company limited to (except as otherwise provided in the Indenture) up to an aggregate principal amount of $100,000,000 and are subordinated in right of payment to all existing and future Senior Debt of the Company as provided in the Indenture. The Indenture does not limit the ability of the Company or any of its Subsidiaries to incur indebtedness or to grant security interests or liens in respect of their assets. Any holder of this Convertible Note shall be deemed to have agreed to and be bound by all the terms and conditions contained in the Indenture applicable to a holder of a Convertible Note. All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Indenture.

     5. Optional Redemption. The Convertible Notes are not subject to redemption at the Company's option prior to July 27, 2003. On such date and thereafter, the Convertible Notes will be subject to redemption at the option of the Company, in whole or in part (in any integral multiple of $1,000), upon not less than 20 nor more than 30 days' prior notice by mail at the following redemption price (expressed as a percentage of the principal amount set forth below):

                                      YEAR                          REDEMPTION
                                                                      PRICE

     Beginning on July 27, 2003 and ending on December 30, 2003      102.675%

     December 31, 2003                                               100%

     in each case together with accrued and unpaid interest up to but not including the redemption date (subject to the right of holders of record an the relevant record date to receive interest due on an interest payment date). On or after the redemption date, interest will cease to accrue on the Convertible Notes, or portion thereof, called for redemption.

     6. Notice of Redemption. Notice of redemption will be mailed at least 20 days but not more than 30 days before the redemption date to each holder of the Convertible Notes to be redeemed at his address of record. The Convertible Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Convertible Notes, the Convertible Notes will be chosen for redemption by the Trustee in accordance with the Indenture. Unless the Company defaults in making such redemption payment, or the Paying Agent is prohibited from making such payment pursuant to the Indenture, interest cease to accrue on the Convertible Notes or portions of them called for redemption on and after the redemption date.

     If this Convertible Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest payable on such interest payment date will be paid to the person in whose name this Convertible Note is registered at the close of business on such record date.

     7. Mandatory Redemption. The Company will not be required to make mandatory redemption payments with respect to the Convertible Notes. There are no sinking fund payments with respect to the Convertible Notes.

     8. Repurchase at Option of Holder. If there is a Designated Event, the Company shall be required to offer to purchase on the Designated Event Payment Date all outstanding Convertible Notes at a purchase price equal to 100% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the Designated Event Payment Date, plus an amount payable in cash equal to two years' interest on the securities, less any interest actually paid to the Designated Event Payment Date. Holders of Convertible Notes that are subject to such a Designated Event Offer will be mailed a notice of Designated Event Offer from the Company prior to any related Designated Event Payment Date and, in accordance with the procedures and terms set forth in the Indenture, may elect to have such Convertible Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Noteholder To Elect Purchase." Noteholders have the right to withdraw their election by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

     9. Subordination. The payment of the principal of, premium, if any, interest on, or any other amounts due on the Convertible Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Noteholder, by accepting a Convertible Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

     10. Conversion. The holder of any Convertible Note has the right at any time prior to the close of business (New York time) on the date of the Convertible Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the initial Conversion Price of $1.35 per share, subject to adjustment under certain circumstances as more fully described in the Indenture, except that if a Convertible Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption.

     To convert a Convertible Note, a holder must (1) complete and sign a notice of election to convert substantially in the form set forth below, (2) surrender the Convertible Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Noteholder surrenders a Convertible Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such Convertible Note on such record date. In such event, such Convertible Note, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the portion so converted. The number of shares of Common Stock issuable upon conversion of a Convertible
Note is determined by dividing the principal amount of the Convertible Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

     A Convertible Note in respect of which a holder has delivered an "Option of Noteholder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Convertible Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Convertible Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

     11. Automatic Conversion by Company. If at any time the Daily Market Price of the Company's Common Stock exceeds 200% of the Conversion Price for at least 20 Trading Days during a 30-day Trading Day period, the Company may elect to automatically convert the Convertible Notes pursuant to the terms of the Indenture. In the event that the date that the Securities will be automatically converted occurs on or prior to July 27, 2003, the Company will pay Additional Interest in cash or, at the Company's election, in Common Stock to the Holders. The Company may elect to pay Additional Interest, if any, on the Convertible Notes in Common Stock, which shares of Common Stock will be valued at 90% of the average of the Daily Market Price for the five Trading Days immediately preceding the second Trading Day preceding the date of the Automatic Conversion. In the event of an Automatic Conversion on or prior to July 27, 2003, each Holder of the Convertible Notes will receive Additional Interest in an amount of $267.50 in Common Stock or cash at the election of the Company per each $1,000 principal amount of the Convertible Notes, less any interest actually paid or provided for prior to the date of the Automatic Conversion.

     12. Voluntary Conversion by Holder. If any Holder elects to voluntarily convert their Convertible Notes at any time on or prior to July 27, 2003, such Holders will receive a payment of Additional Voluntary Conversion Interest upon conversion so long as the Company has not previously mailed an automatic conversion notice to Holders. In the event that the Company elects to pay Additional Voluntary Conversion Interest, if any, on the Securities in Common Stock upon a voluntary conversion, the shares of Common Stock will be valued at 90% of the average of the Daily Market Price for the five Trading Days immediately preceding the Second Trading Day preceding the Conversion Date, subject to a minimum valuation of the Conversion Price, less interest actually paid or provided for with respect to such Securities prior to the date of such voluntary conversion.

     13. Denominations, Transfer, Exchange. The Convertible Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered, and Convertible Notes may be exchanged, as provided in the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note selected for redemption (except the unredeemed portion of any Convertible Note being redeemed in part). Also, the Registrar need not exchange or register the transfer of any Convertible Note for a period of 15 days before a selection of Convertible Notes to be redeemed.

     14. Persons Deemed Owners. Except as provided in paragraph 2 of this Convertible Note, the registered Noteholder of a Convertible Note may be treated as its owner for all purposes.

     15. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for the shorter of two years after such payment was due or a period ending 10 Business

Days prior to the date, such funds would escheat to the State, the Trustee and the Paying Agent shall pay the money back to the Company at its request. After that, Noteholders of Convertible Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     16. Defaults and Remedies. The Convertible Notes shall have the Events of Default as set forth in Section 8.1 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Noteholders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes by notice to the Company and the Trustee may declare all the Convertible Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal, interest accrued on the Convertible Notes shall become due and payable immediately without further action or notice. Upon acceleration as described in either of the preceding sentences, the subordination provisions of the Indenture preclude any payment being made to Noteholders for at least 5 days except as otherwise provided in the Indenture and may preclude payment entirely.

     The Noteholders of a majority in principal amount of the Convertible Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Noteholders may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. Subject to certain limitations, Noteholders of a majority in principal amount of the then outstanding Convertible Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

     17. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes), and any existing default may be waived with the consent of the Noteholders of a majority in principal amount of the then outstanding Convertible Notes including consents obtained in connection with a tender offer or exchange offer for Convertible Notes. Without the consent of any Noteholder, the Indenture or the Convertible Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders, to make any change that does not adversely affect the rights of any Noteholder, to qualify the Indenture under the TIA, and to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

     18. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Convertible Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

     19. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder, by accepting a Convertible Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Notes.

     20. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

     21. Authentication. The Convertible Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

     22. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

     23. Definitions. Capitalized terms not defined in this Convertible Note have the meaning given to them in the Indenture.

     The Company will furnish to any Noteholder of the Convertible Notes upon written request and without charge a copy of the Indenture. Request may be made to:

     Coeur D'Alene Mines Corporation
     505 Front Avenue
     Coeur D'Alene, Idaho 83814
     Attention of:  Investor Relations

                       TO BE ATTACHED TO GLOBAL SECURITIES

                                   SCHEDULE A

     The initial principal amount at maturity of this Global Security shall be $604,000. The following increases or decreases in the principal amount of this Global Security have been made:

-------------------------------------------------------------------------------------------------
           AMOUNT OF INCREASE                                                   SIGNATURE OF
          IN PRINCIPAL AMOUNT                             PRINCIPAL ANOUNT OF    AUTHORIZED
             OF THIS GLOBAL                                   THIS GLOBAL        OFFICER OF
          SECURITY INCLUDING      AMOUNT OF DECREASE IN   SECURITY FOLLOWING    TRUSTEE OR
 DATE     UPON EXERCISE OF THE     PRINCIPAL AMOUNT OF     SUCH DECREASE OR     SECURITIES
 MADE    OVER-ALLOTMENT OPTION    THIS GLOBAL SECURITY         INCREASE          CUSTODIAN
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE

     If you want to elect to have this Convertible Note or a portion thereof repurchased by the Company pursuant to Section 3.8 or 4.7 of the Indenture, check the box: [ ]

     If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: __________

     Your Signature: ___________________________________________________________
                     (Sign exactly as your name appears on the other side of
                      this Convertible Note)

     Date: _______________

     Signature Guarantee:3 ____________________________________________________


---------------
     3 Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                               ELECTION TO CONVERT

     To: Coeur D'Alene Mines Corporation

     The undersigned owner of $________ in principal of Coeur D'Alene Mines Corporation's 13?% Convertible Senior Subordinated Notes due December 31, 2003 (the "Convertible Note") hereby irrevocably exercises the option to convert the Convertible Note, or the portion below designated, into Common Stock of Coeur D'Alene Mines Corporation in accordance with the terms of the Indenture referred to in the Convertible Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     Date:

                                        Amount of Convertible Note to
                                        be converted ($1,000 or integral
                                        multiples thereof);
                                        $-----------------


                                        Signature (for conversion only)

                                        --------------------------------
                                        Please Print or Typewrite
                                        Name and Address, Including
                                        Zip Code, and Social Security or
                                        Other Identifying Number:
                                        --------------------------------

                                        --------------------------------

                                        --------------------------------

                                        --------------------------------

                                        --------------------------------

                                        --------------------------------

                                        Signature Guarantee4


---------------
     4 Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                  FACE OF NOTE

                            GLOBAL SECURITIES LEGEND

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN SUCH NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     No. R-3                                         Cusip No. 192108 AH1

                         COEUR D'ALENE MINES CORPORATION
                   13-3/8% CONVERTIBLE SENIOR SUBORDINATED NOTE
                                    DUE 2003

                         COEUR D'ALENE MINES CORPORATION

     Coeur D'Alene Mines Corporation, an Idaho corporation (the "Company") promises to pay to Cede & Co. or registered assigns, the principal sum indicated on Schedule A hereof on December 31, 2003, and to pay interest thereon in the manner set forth on the reverse hereof accruing from July 27, 2001 at the rate of 13-3/8% per annum.

   Interest Payment Dates: June 30 and December 31, commencing December 31, 2001

   Record Dates:           June 15 and December 15

     Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, Coeur D'Alene Mines Corporation has caused this Convertible Note to be signed manually or by facsimile by its duly authorized officers.

     Dated: _______________

     COEUR D'ALENE MINES CORPORATION

     By:

     -------------------------------

     By:

     -------------------------------

     [Seal]

     TRUSTEE'S CERTIFICATE
     OF AUTHENTICATION

     This is one of the 13-3/8% Convertible Senior Subordinated Notes due December 31, 2003 described in the within-mentioned Indenture.

     THE BANK OF NEW YORK,
     as Trustee

     By:

     ----------------------------
     Authorized Signatory

                         COEUR D'ALENE MINES CORPORATION

       13-3/8% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE DECEMBER 31, 2003

     1. Interest. Coeur D'Alene Mines Corporation, an Idaho corporation (the "Company"), is the issuer of this 13-3/8% Convertible Senior Subordinated Note due December 31, 2003 (the "Convertible Note"). The Company promises to pay interest on the Convertible Notes in cash or in Common Stock, at the option of the Company, semiannually on each June 30 and December 31, commencing on December 31, 2001, to holders of record on the immediately preceding June 15 and December 15.

     In the event that the Company elects to pay interest in the Company's Common Stock, such Common Stock will be valued at 90% of the average of the Daily Market Price for the five trading days immediately preceding the second Trading Day prior to the interest payment date.

     Interest on the Convertible Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from December 31, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Convertible Notes, compounded annually.

     2. Method of Payment. The Company will pay interest on the Convertible Notes (except defaulted interest) to the persons who are registered holders of the Convertible Notes entitled to such payments at the close of business on the record date for the next interest payment date even though Convertible Notes are canceled after the record date and on or before the interest payment date. The Noteholder hereof must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered Address.

     3. Paying Agent and Registrar. The Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

     4. Indenture. The Company issued the Convertible Notes under an indenture, dated as of August 1, 2001 (the "Indenture"), between the Company and The Bank of New York, as Trustee. The terms of the Convertible Notes include those stated in the Indenture (which is incorporated hereby as though fully set forth herein) and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Convertible Notes are subject to, and ratified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms.

The Convertible Notes are unsecured obligations of the Company limited to (except as otherwise provided in the Indenture) up to an aggregate principal amount of $100,000,000 and are subordinated in right of payment to all existing and future Senior Debt of the Company as provided in the Indenture. The Indenture does not limit the ability of the Company or any of its Subsidiaries to incur indebtedness or to grant security interests or liens in respect of their assets. Any holder of this Convertible Note shall be deemed to have agreed to and be bound by all the terms and conditions contained in the Indenture applicable to a holder of a Convertible Note. All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Indenture.

     5. Optional Redemption. The Convertible Notes are not subject to redemption at the Company's option prior to July 27, 2003. On such date and thereafter, the Convertible Notes will be subject to redemption at the option of the Company, in whole or in part (in any integral multiple of $1,000), upon not less than 20 nor more than 30 days' prior notice by mail at the following redemption price (expressed as a percentage of the principal amount set forth below):

                                           YEAR                      REDEMPTION
                                                                       PRICE

     Beginning on July 27, 2003 and ending on December 30, 2003       102.675%

     December 31, 2003                                                100%

     in each case together with accrued and unpaid interest up to but not including the redemption date (subject to the right of holders of record an the relevant record date to receive interest due on an interest payment date). On or after the redemption date, interest will cease to accrue on the Convertible Notes, or portion thereof, called for redemption.

     6. Notice of Redemption. Notice of redemption will be mailed at least 20 days but not more than 30 days before the redemption date to each holder of the Convertible Notes to be redeemed at his address of record. The Convertible Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Convertible Notes, the Convertible Notes will be chosen for redemption by the Trustee in accordance with the Indenture. Unless the Company defaults in making such redemption payment, or the Paying Agent is prohibited from making such payment pursuant to the Indenture, interest cease to accrue on the Convertible Notes or portions of them called for redemption on and after the redemption date.

     If this Convertible Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest payable on such interest payment date will be paid to the person in whose name this Convertible Note is registered at the close of business on such record date.

     7. Mandatory Redemption. The Company will not be required to make mandatory redemption payments with respect to the Convertible Notes. There are no sinking fund payments with respect to the Convertible Notes.

     8. Repurchase at Option of Holder. If there is a Designated Event, the Company shall be required to offer to purchase on the Designated Event Payment Date all outstanding Convertible Notes at a purchase price equal to 100% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the Designated Event Payment Date, plus an amount payable in cash equal to two years' interest on the securities, less any interest actually paid to the Designated Event Payment Date. Holders of Convertible Notes that are subject to such a Designated Event Offer will be mailed a notice of Designated Event Offer from the Company prior to any related Designated Event Payment Date and, in accordance with the procedures and terms set forth in the Indenture, may elect to have such Convertible Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Noteholder To Elect Purchase." Noteholders have the right to withdraw their election by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

     9. Subordination. The payment of the principal of, premium, if any, interest on, or any other amounts due on the Convertible Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Noteholder, by accepting a Convertible Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

     10. Conversion. The holder of any Convertible Note has the right at any time prior to the close of business (New York time) on the date of the Convertible Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the initial Conversion Price of $1.35 per share, subject to adjustment under certain circumstances as more fully described in the Indenture, except that if a Convertible Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption.

     To convert a Convertible Note, a holder must (1) complete and sign a notice of election to convert substantially in the form set forth below, (2) surrender the Convertible Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Noteholder surrenders a Convertible Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such Convertible Note on such record date. In such event, such Convertible Note, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the portion so converted. The number of shares of Common Stock issuable upon conversion of a Convertible
Note is determined by dividing the principal amount of the Convertible Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

     A Convertible Note in respect of which a holder has delivered an "Option of Noteholder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Convertible Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Convertible Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

     11. Automatic Conversion by Company. If at any time the Daily Market Price of the Company's Common Stock exceeds 200% of the Conversion Price for at least 20 Trading Days during a 30-day Trading Day period, the Company may elect to automatically convert the Convertible Notes pursuant to the terms of the Indenture. In the event that the date that the Securities will be automatically converted occurs on or prior to July 27, 2003, the Company will pay Additional Interest in cash or, at the Company's election, in Common Stock to the Holders. The Company may elect to pay Additional Interest, if any, on the Convertible Notes in Common Stock, which shares of Common Stock will be valued at 90% of the average of the Daily Market Price for the five Trading Days immediately preceding the second Trading Day preceding the date of the Automatic Conversion. In the event of an Automatic Conversion on or prior to July 27, 2003, each Holder of the Convertible Notes will receive Additional Interest in an amount of $267.50 in Common Stock or cash at the election of the Company per each $1,000 principal amount of the Convertible Notes, less any interest actually paid or provided for prior to the date of the Automatic Conversion.

     12. Voluntary Conversion by Holder. If any Holder elects to voluntarily convert their Convertible Notes at any time on or prior to July 27, 2003, such Holders will receive a payment of Additional Voluntary Conversion Interest upon conversion so long as the Company has not previously mailed an automatic conversion notice to Holders. In the event that the Company elects to pay Additional Voluntary Conversion Interest, if any, on the Securities in Common Stock upon a voluntary conversion, the shares of Common Stock will be valued at 90% of the average of the Daily Market Price for the five Trading Days immediately preceding the Second Trading Day preceding the Conversion Date, subject to a minimum valuation of the Conversion Price, less interest actually paid or provided for with respect to such Securities prior to the date of such voluntary conversion.

     13. Denominations, Transfer, Exchange. The Convertible Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered, and Convertible Notes may be exchanged, as provided in the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note selected for redemption (except the unredeemed portion of any Convertible Note being redeemed in part). Also, the Registrar need not exchange or register the transfer of any Convertible Note for a period of 15 days before a selection of Convertible Notes to be redeemed.

     14. Persons Deemed Owners. Except as provided in paragraph 2 of this Convertible Note, the registered Noteholder of a Convertible Note may be treated as its owner for all purposes.

     15. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for the shorter of two years after such payment was due or a period ending 10 Business

Days prior to the date, such funds would escheat to the State, the Trustee and the Paying Agent shall pay the money back to the Company at its request. After that, Noteholders of Convertible Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     16. Defaults and Remedies. The Convertible Notes shall have the Events of Default as set forth in Section 8.1 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Noteholders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes by notice to the Company and the Trustee may declare all the Convertible Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal, interest accrued on the Convertible Notes shall become due and payable immediately without further action or notice. Upon acceleration as described in either of the preceding sentences, the subordination provisions of the Indenture preclude any payment being made to Noteholders for at least 5 days except as otherwise provided in the Indenture and may preclude payment entirely.

     The Noteholders of a majority in principal amount of the Convertible Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Noteholders may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. Subject to certain limitations, Noteholders of a majority in principal amount of the then outstanding Convertible Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

     17. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes), and any existing default may be waived with the consent of the Noteholders of a majority in principal amount of the then outstanding Convertible Notes including consents obtained in connection with a tender offer or exchange offer for Convertible Notes. Without the consent of any Noteholder, the Indenture or the Convertible Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders, to make any change that does not adversely affect the rights of any Noteholder, to qualify the Indenture under the TIA, and to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

     18. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Convertible Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

     19. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder, by accepting a Convertible Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Notes.

     20. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

     21. Authentication. The Convertible Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

     22. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

     23. Definitions. Capitalized terms not defined in this Convertible Note have the meaning given to them in the Indenture.

     The Company will furnish to any Noteholder of the Convertible Notes upon written request and without charge a copy of the Indenture. Request may be made to:

     Coeur D'Alene Mines Corporation
     505 Front Avenue
     Coeur D'Alene, Idaho 83814
     Attention of:  Investor Relations

                       TO BE ATTACHED TO GLOBAL SECURITIES

                                   SCHEDULE A

     The initial principal amount at maturity of this Global Security shall be $15,000. The following increases or decreases in the principal amount of this Global Security have been made:

-------------------------------------------------------------------------------------------------
           AMOUNT OF INCREASE                                                   SIGNATURE OF
          IN PRINCIPAL AMOUNT                             PRINCIPAL ANOUNT OF    AUTHORIZED
             OF THIS GLOBAL                                   THIS GLOBAL        OFFICER OF
          SECURITY INCLUDING      AMOUNT OF DECREASE IN   SECURITY FOLLOWING    TRUSTEE OR
 DATE     UPON EXERCISE OF THE     PRINCIPAL AMOUNT OF     SUCH DECREASE OR     SECURITIES
 MADE    OVER-ALLOTMENT OPTION    THIS GLOBAL SECURITY         INCREASE          CUSTODIAN
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

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

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE

          If you want to elect to have this Convertible Note or a portion thereof repurchased by the Company pursuant to Section 3.8 or 4.7 of the Indenture, check the box: [ ]

          If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: __________

     Your Signature: ___________________________________________________________
                     (Sign exactly as your name appears on the other side of
                      this Convertible Note)

     Date: _______________

     Signature Guarantee:5 __________________________________________________



---------------
     5 Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                               ELECTION TO CONVERT

     To:  Coeur D'Alene Mines Corporation

     The undersigned owner of $________ in principal of Coeur D'Alene Mines Corporation's 13-3/8% Convertible Senior Subordinated Notes due December 31, 2003 (the "Convertible Note") hereby irrevocably exercises the option to convert the Convertible Note, or the portion below designated, into Common Stock of Coeur D'Alene Mines Corporation in accordance with the terms of the Indenture referred to in the Convertible Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     Date:

                                         Amount of Convertible Note to
                                         be converted ($1,000 or integral
                                         multiples thereof);
                                         $-----------------


                                         Signature (for conversion only)

                                         --------------------------------
                                         Please Print or Typewrite
                                         Name and Address, Including
                                         Zip Code, and Social Security or
                                         Other Identifying Number:

                                         --------------------------------

                                         --------------------------------

                                         --------------------------------

                                         --------------------------------

                                         --------------------------------

                                         --------------------------------

                                         Signature Guarantee6


---------------
     6 Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.